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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
            -----------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 10, 1995


                               Chiron Corporation
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                 0-12798             94-2754624
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(State or other               (Commission         (IRS Employer
 jurisdiction of               File Number)        Identification No.)
 incorporation)



                       4560 Horton Street, Emeryville, CA        94608
- --------------------------------------------------------------------------------
                      (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (510) 655-8730
                                                   --------------


                                    Page 1


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ITEM 5.   OTHER EVENTS.

     On March 10, 1995, Chiron Corporation and Genelabs Technologies, Inc., issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that they have signed a heads of agreement to form a worldwide diagnostics alliance.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

                                             Sequentially Numbered
       Exhibit Number                                 Page
       --------------                        -------------------

          99.1         Press Release dated
                       March 10, 1995
                       referred to in Item 5 above.


                                    Page 2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHIRON CORPORATION


Date:  March 13, 1995                        By:
                                                 ---------------------
                                                 William G. Green
                                                 Senior Vice President and
                                                 General Counsel


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                                                                 Exhibit 99.1

     CHIRON                                           NEWS RELEASE


     RELEASE DATE: Immediate
[Logo]

     CONTACT:   Larry Kurtz
                Vice President, Corporate Communications
                Chiron
                (510) 601-2476
                or
                Frank F.C. Kung
                President and Chief Executive Officer
                Genelabs Technologies, Inc.
                (415) 369-9500


                CHIRON AND GENELABS ANNOUNCE
               WORLDWIDE DIAGNOSTICS ALLIANCE


     EMERYVILLE AND REDWOOD CITY, CALIF., MARCH 10, 1995 -- Chiron Corporation (NASDAQ:CHIR) and Genelabs Technologies, Inc., (NASDAQ:GNLB) jointly announced today that they have signed a heads of agreement to form a worldwide diagnostics alliance. The alliance is intended to capitalize on both companies' proprietary positions in hepatitis and retrovirus technologies, as well as their expertise in developing and marketing in vitro diagnostic products, to enhance each other's diagnostic businesses.
          Under terms of the agreement, Genelabs will enter into a worldwide, non-exclusive licensing agreement allowing Chiron and its partners to develop and commercialize products for the diagnosis and screening of Genelabs' newly discovered hepatitis G virus (HGV). In consideration for the license, Genelabs and Chiron have agreed to cross-license each other on certain product and market rights for hepatitis and retrovirus technologies, including Chiron's hepatitis C virus (HCV). Genelabs will have rights to commercialize Western Blot and rapid diagnostic tests in Asia, other than Japan. The alliance also resolves any potential conflict between the two companies with respect to HCV intellectual property.


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     Chiron and Genelabs Form Worldwide Diagnostic Alliance
     Page Two

         Genelabs will receive from Chiron license and milestone payments for HGV and an equity investment which together could total $24 million.
     Future royalty payments between the two companies will be based on sales of each other's products.
         While the two companies negotiate a definitive agreement, Chiron will provide $5 million to Genelabs, all creditable toward Chiron's licensing payments or its $10 million investment in newly issued Genelabs convertible preferred stock. Five years after closing, Chiron can convert its preferred stock either into Genelabs common stock at a price up to $3 per share, or apply it to half the purchase price of a new, to-be-formed company holding virtually all diagnostic interests of Genelabs. The agreement includes a mechanism for negotiating the price for the remainder of this diagnostic business. In addition to its initial payments for HGV rights and its investment, Chiron will pay up to $9 million to Genelabs for the development of HGV diagnostics.
         Chiron's agreement to provide licenses for its hepatitis and retrovirus diagnostic technologies to Genelabs requires the approval of Ortho Diagnostic Systems, Inc., Chiron's immunodiagnostics joint business partner. Chiron intends to offer to Ortho participation in the diagnostics alliance as an equal partner.
         "We view this relationship as a perfect fit for the continued development and worldwide commercialization of our newly discovered hepatitis G virus," said Frank F.C. Kung, Ph.D., president and chief executive officer of Genelabs. "Chiron and Ortho already have been through the process of diagnostic product development for HCV, and they know the market for transfusion-associated hepatitis well. With their help, and our experience in commercializing our discovery of hepatitis E virus, Genelabs has the ability to get the product approved on an international basis quickly."
        "Genelabs also is excited about gaining access to HCV for our diagnostic business," continued Kung. "We now have the additional key technology and product diversity to participate more significantly in the emerging Asian markets for biotechnology based healthcare products."


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     Chiron and Genelabs Form Worldwide Diagnostic Alliance
     Page Three


          "This agreement significantly strengthens the already important position of the Chiron-Ortho joint business as a leader in hepatitis and retrovirus diagnostics, and creates opportunities for Genelabs to continue to build its diagnostics business," said William G. Gerber, M.D., Chiron vice president and president, Chiron Diagnostics. "We believe that HGV is a relevant infectious agent. Probe tests, immunoassays and blood screening tests for HGV will be necessary and valuable products in Chiron's encompassing approach to the diagnosis, treatment and prevention of all types of hepatitis."
          Chiron and Genelabs have been leaders in characterizing a series of new infectious agents, particularly in the field of hepatitis.
          The discovery of HGV was made by scientists at Genelabs working collaboratively with investigators at the Centers for Disease Control
     (CDC) and National Institutes of Health (NIH), based on information indicating that residual cases of viral hepatitis remained unaccounted for after testing for hepatitis A, B and C viruses. This discovery is a second example of a new hepatitis virus discovered by Genelabs in collaboration with government researchers. Hepatitis E, the leading cause of epidemic hepatitis worldwide, was identified by Genelabs and CDC scientists in 1989.
          Chiron scientists characterized hepatitis C virus (HCV) in 1987 following five years of research into the possible cause of what then was termed non-A, non-B hepatitis, which had eluded dozens of groups working in larger companies and institutions. Together with its partner Ortho, Chiron rapidly developed a microplate test to detect the presence of HCV antibodies, which reached market in Europe and Japan two years after the discovery.
          Chiron's identification of the hepatitis C virus and the subsequent development of HCV antibody detection tests were unique achievements that have led to a significant reduction of transfusion-associated hepatitis around the world. Patents for Chiron's HCV inventions have been issued in the United States, Europe and Japan.

                                    - MORE -


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     Chiron and Genelabs Form Worldwide Diagnostic Alliance
     Page Four


          In 1984, Chiron, using virus isolated by its collaborator Dr. Jay Levy of the University of California, San Francisco, was first to sequence the HIV genome. Chiron has been issued patents in the United States and Europe for its work in HIV.
          Established in 1984, Genelabs Technologies, Inc., is an international biopharmaceutical and diagnostics company focused on viral and immunological disorders. Genelabs is developing therapeutic and vaccine products for viral diseases, autoimmune disorders and other life-threatening or debilitating conditions through its U.S.-based Biopharmaceutical business, and is developing and marketing a portfolio of viral diagnostic products through its Singapore-based Diagnostics business. Genelabs operates in facilities located in Redwood City, California; Geneva, Switzerland; Leuvan, Belgium; Taiwan, ROC; and Singapore.
          Chiron Corporation, headquartered in Emeryville, California, applies biotechnology and other techniques of modern biology and chemistry to develop products intended to improve the quality of life by diagnosing, preventing and treating human disease with a goal of reducing overall healthcare costs. Chiron participates in the global healthcare industry through its businesses in diagnostics, therapeutics, adult and pediatric vaccines and products for the surgical correction of vision.


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